                                                                    EXHIBIT 10.1


                             MICROTRAC SYSTEMS, INC.





                            Stock Purchase Agreement

                          Convertible Preferred Stock







                                                                 January 5, 1994

                             MICROTRAC SYSTEMS, INC.

                                TABLE OF CONTENTS




1.   Purchase of Shares ...................................................    1
2.   Closing Date .........................................................    2
3.   Representations and Warranties of the Company ........................    2

     3.1      Organization and Standing ...................................    2
     3.2      Corporate Power .............................................    3
     3.3      Subsidiaries ................................................    3
     3.4      Capitalization ..............................................    3
     3.5      Authorization ...............................................    5
     3.6      Financial Statements ........................................    6
     3.7      Changes .....................................................    7
     3.8      Title to Properties and Assets; Liens .......................    8
     3.9      Commitments .................................................    8
     3.10     Intellectual Properties; Governmental
              Authorizations ..............................................    8
     3.11     Compliance With Other Instruments ...........................   11
     3.12     Litigation ..................................................   12
     3.13     Insurance ...................................................   13
     3.14     Governmental Consent ........................................   13
     3.15     Disclosure ..................................................   13
     3.16     Agreements; Changes .........................................   14
     3.17     Taxes .......................................................   15
     3.18     Employees ...................................................   15
     3.19     Retirement or Welfare Benefit Plan
              Obligations .................................................   16
     3.20     Books and Records ...........................................   16
     3.21     Brokers .....................................................   16
     3.22     Environmental Liabilities ...................................   17
     3.23     Knowledge Qualification .....................................   18

4.   Representations and Warranties of the Purchasers .....................   18

     4.1      Authority ...................................................   18
     4.2      Investment Representations ..................................   18
     4.3      Brokers .....................................................   20

5.   Conditions to the Purchasers' Obligations at
     Closing ..............................................................   21

     5.1      Representations and Warranties Correct;
              Performance of Obligations ..................................   21
     5.2      Opinion of Counsel ..........................................   21
     5.3      Qualifications ..............................................   21
     5.4      Directors ...................................................   21
     5.5      Noncompetition Agreements ...................................   22
     5.6      Perkins Certificate and Agreement ...........................   22
     5.7      Shareholder Agreement; By-Laws ..............................   22
     5.8      Termination of Voting Agreements;
              Agreement Pertaining to Election of
              Directors ...................................................   22
     5.9      Key Person Insurance ........................................   22
     5.10     Stock Plan and Agreement ....................................   22
     5.11     Proceedings and Documents ...................................   23

6.   Conditions to Obligations of the Company .............................   23

     6.1      Representations and Warranties Correct;
              Performance of Obligations ..................................   23
     6.2      Qualifications ..............................................   23
     6.3      Proceedings and Documents ...................................   24

7.   Covenants of the Company or the Purchasers ...........................   24

     7.1      Financial Information .......................................   24
     7.2      Inspection ..................................................   27
     7.3      Confidentiality of Information ..............................   28
     7.4      Use of Proceeds .............................................   28
     7.5      Key Person Life Insurance ...................................   28
     7.6      Certain Transactions ........................................   28
     7.7      Assignment of Inventions/Confidentiality
              Agreements ..................................................   29
     7.8      Director's Fees .............................................   30
     7.9      Negative Covenants ..........................................   30
     7.10     Non-Competition of Certain Key Employees ....................   31
     7.11     Management Compensation .....................................   33
     7.12     Indemnification .............................................   33
     7.13     Capital Expenditures ........................................   34
     7.14     Indebtedness ................................................   34
     7.15     Future Financings ...........................................   34
     7.16     Subsidiaries ................................................   36
     7.17     Termination of Covenants ....................................   37

8.   Registration Rights ..................................................   38

     8.1      Certain Definitions .........................................   38
     8.2      Required Registrations ......................................   40
     8.3      Incidental Registrations ....................................   44
     8.4      Expenses of Registration ....................................   47
     8.5      Registration Procedures .....................................   47
     8.6      Indemnification .............................................   50
     8.7      Information by Holder .......................................   55
     8.8      Rule 144 Reporting ..........................................   55
     8.9      Market "Stand-off" Agreement ................................   56
     8.10     Termination .................................................   56

9.   Transfer of Shares ...................................................   57

     9.1      Procedures ..................................................   57
     9.2      Restrictive Legends .........................................   57
     9.3      Securities Law Compliance ...................................   58

10.  Miscellaneous ........................................................   58

     10.1     Costs and Expenses ..........................................   59
     10.2     Successors and Assigns ......................................   59
     10.3     Governing Law ...............................................   59
     10.4     Survival ....................................................   59
     10.5     Entire Agreement; Amendment .................................   59
     10.6     Notices, etc ................................................   60
     10.7     Delays or Omissions .........................................   61
     10.8     Counterparts ................................................   61
     10.9     Severability ................................................   61
     10.10    Captions ....................................................   62

SCHEDULES

SCHEDULE A     Purchasers
SCHEDULE B     Exceptions to Representations and Warranties of the Company
SCHEDULE C     Post-Closing Share Holdings and Employee Reserve

EXHIBITS

EXHIBIT A      Certificate of Incorporation
EXHIBIT B      By-Laws
EXHIBIT C      Shareholder Agreement
EXHIBIT D      Agreement Pertaining to Election of Directors
EXHIBIT E      Commitments
EXHIBIT F      Intellectual Properties
EXHIBIT G      Assignment of Inventions/Confidentiality Agreement
EXHIBIT H      Opinion of Counsel
EXHIBIT I      Director's Indemnification Agreement
EXHIBIT J      Certificate of Lars D. Perkins
EXHIBIT K      Agreement Pertaining to Certain Activities
EXHIBIT L      Stock Plan and Agreements

                            STOCK PURCHASE AGREEMENT


     AGREEMENT made and entered into as of the 5th day of January, 1994 (together with Schedules A, B and C and Exhibits E and F hereto and all other documents incorporated herein by reference to be referred to as the "Agreement") by and between MicroTrac Systems, Inc., a Delaware corporation (the "Company"), and the entities listed in Schedule A hereto (individually, a "Purchaser "; collectively, the "Purchasers").

     In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

     1.   Purchase of Shares.

     The Company will sell to each Purchaser, and each Purchaser will purchase from the Company, the number of shares of the Company's convertible preferred stock, $1.00 par value per share (the "Preferred Stock") set forth opposite such Purchaser's name on Schedule A. The shares of Preferred Stock to be purchased from the Company by the Purchasers are sometimes herein referred to as the "Shares", and the price per Share so purchased shall be $6.30. Such purchase and sale shall be made on the Closing Date (as defined in Section 2 below) and shall be subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein. The purchase price for the Shares shall be paid at the Closing (by check payable to the Company or by wire transfer of funds to the account of the Company) against delivery of certificates evidencing the Shares and registered in the names of the respective Purchasers or their nominees. The purchases of Shares by each Purchaser are separate transactions as fully as if provided for in separate purchase agreements.

     2.   Closing Date.

     The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of special counsel to the Purchasers, Hill & Barlow, a Professional Corporation, One International Place, Boston, Massachusetts 02110, at 10:00 a.m, on the date first above stated or at such other time and place to which the Company and the Purchasers may agree (the "Closing Date").

     3.   Representations and Warranties of the Company.

     The Company hereby represents and warrants to the Purchasers that, except as set forth in the schedule of exceptions attached as Schedule B hereto (the "Schedule of Exceptions"):

          3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is the surviving corporation to a merger with MicroTrac Systems, Inc., a Massachusetts corporation ("Massachusetts MicroTrac"). All references to the Company in this Section 3 shall be deemed to include Massachusetts MicroTrac unless the context otherwise requires. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is licensed or qualified as a foreign corporation and is in good standing in every state or other jurisdiction wherein the character of its property or the nature of its activities makes such licensing or qualification necessary and wherein the failure to be so licensed or qualified would have a material adverse effect on the Company. Attached as Exhibits A and B hereto are copies of the certificate of incorporation, as amended (the "Certificate of Incorporation") and by-laws, as amended (the "By-Laws") of the Company. Said copies are true, correct and complete and contain all amendments through the date of this Agreement.

          3.2 Corporate Power. The Company has now, and will have at the Closing Date, all requisite legal and corporate power to enter into this Agreement, to sell the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

          3.3 Subsidiaries. The Company does not own or control, directly or indirectly, any interest or investment in any other corporation, association, partnership or other business entity.

          3.4 Capitalization. The Company's entire authorized capital stock consists of 3,000,000 shares, of which 2,000,000 shares are common stock, $.01 par value per share ("Common Stock"), 995,000 shares of which are issued and presently outstanding (without giving effect to the transaction referred to in Section 7.4), and 1,000,000 shares are Preferred Stock, none of which were outstanding prior to the Closing Date. All such issued and outstanding shares are duly authorized and validly issued, fully paid and nonassessable and have been issued in compliance with all applicable state and federal laws concerning the issuance of securities. Subject to the terms and conditions hereof, the Company has authorized the issuance on the Closing Date of 556,155 shares of Preferred Stock and has authorized the reservation of the number of shares of Common Stock issuable from time to time on conversion of the Shares (said reserved shares, when issued, being referred to herein as the "Purchaser Reserved Shares"), the Preferred Stock having the terms and provisions set forth in Exhibit A hereto. There are presently reserved for issuance pursuant to options or purchase rights granted or to be granted, pursuant to the plan referred to in Section 5.10, to employees, officers, directors or consultants of the Company 100,000 shares of Common Stock ("Employee Reserved Shares"). Except for the foregoing and except as provided in this Agreement or the shareholder agreement attached as Exhibit C hereto (the "Shareholder Agreement"), (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) permitting any party other than the Company to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, and (ii) the Company has no commitment to issue any such subscription, warrant, option, convertible security or other right, or to issue or distribute to holders of any shares of its capital stock (by reason of their holding such capital stock) any evidences of indebtedness or assets. Other than as provided in the Certificate of Incorporation, the Company has no obligation, contingent or otherwise, to purchase, redeem or otherwise acquire any shares of its capital stock (other than the Shares) or any interest therein or to pay any dividend or make any other distribution in respect thereof. Upon the effectiveness of this Agreement, no person or entity will be entitled to any preemptive right, right of first refusal or similar right with respect to the issuance, sale, redemption or transfer of any capital stock of the Company or any rights with respect to the registration of any capital stock of the Company under federal or state securities laws, except for the right of first refusal as to Common Stock contained in the Shareholder Agreement and except for the registration rights provided for in this Agreement. Giving effect to the action referred to in the first sentence of Section 5.8 and other than the agreement pertaining to election of directors attached as Exhibit D hereto (the "Agreement Pertaining to Election of Directors"), the Shareholder Agreement and this Agreement, there are no existing voting or stock restriction agreements or similar agreements between the Company and any of its shareholders, nor, to the best knowledge of the Company, are there any such agreements among any of the Company's shareholders. Immediately after the Closing and giving effect to the transaction referred to in Section 7.4, the capital stock of the Company issued and outstanding and the Employee Reserved Shares will be as stated in Schedule C hereto.

          3.5 Authorization. All corporate action on the part of the Company, its officers, board of directors (the "Board") and shareholders necessary for the sale and issuance of the Shares pursuant hereto and the performance of the Company's obligations hereunder has been taken or will be taken prior to the Closing Date.

This Agreement shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws or other similar laws affecting creditors' rights generally or general principles of equity whether asserted in a proceeding at law or in equity. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, free of any liens or encumbrances, with all original issuance taxes paid thereon.

          3.6 Financial Statements. The Company has furnished the Purchasers with copies of (a) its audited balance sheet as of September 30, 1993 and its audited statement of operations and cash flow for the year ended September 30, 1993 (the "Audited. Financial Statements"), and (b) its unaudited balance sheets as of October 31, 1993 and November 30, 1993 (November 30, 1993 being herein referred to as the "Balance Sheet Date") and its unaudited income statements and statements of cash flow for the one-month periods ended October 31, 1993 and November 30, 1993 (the "Interim Financial Statements"). The Audited Financial Statements and the Interim Financial Statements were prepared in accordance with the Company's books and records and in accordance with generally accepted accounting principles and fairly present the financial position and results of operation of the Company as of the dates and for the periods indicated, subject, however, in the case of the Interim Financial Statements to normal year end audit adjustments not material in amount. There are no material liabilities of a type required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles (whether accrued, absolute, contingent or otherwise) which are not shown or provided for in the financial statements referred to in this
Section 3.6 except those arising since the Balance Sheet Date in the ordinary course of the Company's business.

          The Schedule of Exceptions contains for the month of December, 1993, management's good faith estimate of the Company's revenues, cost of goods sold, operating expenses, operating income, bookings and ending backlog, as reflected on the Company's books on January 4, 1994, and with the acknowledgement that the Company has not completed its normal monthly closing adjustments; provided, that in the case of such operating income, the Company will not be deemed to have breached the foregoing representation if the actual operating income for such month is no more than $100,000 less than the amount shown on the Schedule of Exceptions.

          3.7 Changes. Since the Balance Sheet Date, there has not been any event or condition of any type known to the Company that has materially and adversely affected the Company's business, prospects, condition, affairs, operation, properties or assets. Since the Balance Sheet Date, the physical properties owned or leased by the Company have not suffered any material destruction or damage, regardless of whether or not any such loss was insured against.

          3.8 Title to Properties and Assets; Liens. The Company has good and marketable title to all its properties and assets and has good title to all its leasehold estates in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have not arisen otherwise than in the ordinary course of business.

          3.9 Commitments. Attached hereto as Exhibit E is a list of all agreements, contracts, indebtedness, liabilities and other obligations (collectively, "Commitments") to which the Company is a party or by which it is bound and which are material to the conduct and operations of its business. For purposes of this Section 3.9, a Commitment occurring in the ordinary course of the Company's business shall not be considered material unless it, together with other Commitments with the same party, involve more than $25,000. Copies of the documentation evidencing such Commitments have been made available for inspection by the Purchasers and their special counsel.

          3.10 Intellectual Properties; Governmental Authorizations. The Company has sufficient and valid right, title and ownership of all patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets, inventions, and proprietary rights (collectively, "Intellectual Properties"), including without limitation those relating to RESTRAC, RESTRAC Master Temp, RESTRAC/SQL, RESTRAC Kiosk, RESTRAC Enterprise, Success Plan,

Success Plan/SQL, Resume Finder, Resume Scanner, Resume Indexer, and Report Plus, or licenses, rights or purchase options with respect to the foregoing, necessary for its business as now conducted and as currently proposed to be conducted, or will be able to obtain on terms which will not materially and adversely affect its business all such necessary permits, licenses and other authority with respect thereto without any conflict with or infringement of the known or asserted rights of others. Exhibit F contains a complete list of the software products presently distributed by the Company which are material to its business (the "Products") and all trademarks that are material to its business. None of the Products constitute hardware or so-called "firmware." The Company has taken reasonable steps to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology. In particular, without limitation of the foregoing, the Company has (a) affixed appropriate copyright notices to all copies of the Products distributed to third parties, in object code form or any other form, and all related documentation, developed or owned by the Company; (b) distributed such Products and documentation or otherwise made it available only to (i) employees, consultants or potential investors who have signed agreements limiting the use and disclosure thereof and requiring such persons to preserve the confidentiality thereof, or (ii) other persons who have executed written license agreements limiting the use, reproduction, distribution and disclosure thereof and requiring the licensees to preserve the confidentiality thereof; (c) disclosed or made available the source code and systems documentation of such Products, and any other documents embodying material Intellectual Properties of the Company which are confidential, only to employees, consultants or potential investors of the Company who required such disclosure or access for the business purposes of the Company; and (d) required all such employees, consultants and potential investors who have had access to such source code, systems documentation or other documents (collectively, "Proprietary Documentation") to execute written agreements requiring them to maintain the confidentiality of all confidential information of the Company, including the Proprietary Documentation. The Company does not know of any infringement by others of its copyrights, trademarks or other proprietary rights in any of its products or technology, or any violation of the confidentiality of any of its Intellectual Properties, including the Proprietary Documentation. Neither the Company nor, to the Company's knowledge, any officer or management, technical or professional employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with the Company's business as conducted (or as currently proposed to be conducted, as evidenced by the Business Plan described in Section 3.15) or, in the case of any such employee, such employee's right to be employed by the Company. The Company does not believe it is utilizing any inventions or proprietary ideas of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company and which are known by the Company to be inventions of such employees or persons, other than as contemplated by the Agreement. All of the officers and management, technical or professional employees of the Company have executed agreements containing assignment of invention and confidentiality covenants substantially in the form contained in the agreement attached hereto as Exhibit G, and to the Company's knowledge, none of such officers or management, technical or professional employees is in violation thereof. The Company has obtained all governmental permits, authorizations, approvals and licenses known by the Company to be necessary for its business as now conducted and as currently proposed to be conducted (as evidenced by such Business Plan) and the absence of which would have a material adverse effect on the Company.

          3.11 Compliance With Other Instruments. The Company is not in violation in any material respect of any term of its Certificate of Incorporation, By-Laws, or any Commitment, judgment, decree, order or, to its knowledge, any statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Shares pursuant hereto, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a material default under any such term, or result in the creation of any pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such terms.

          3.12 Litigation. There is no action, suit, proceeding or investigation pending and known to the Company or known and currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, other than in the ordinary course of business, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor does the Company know of any basis for the foregoing. The foregoing includes, without limitation, actions which to the Company's knowledge are pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's officers or employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

          3.13 Insurance. The insurable properties of the Company are insured for the benefit of the Company against all risks normally insured against by companies in its business and in amounts deemed appropriate by the Company's management under valid policies issued by insurers believed to be financially sound. The key person insurance coverage referred to in Section 7.5 is currently in effect.

          3.14 Governmental Consent. Based in part on the representations and warranties of the Purchasers in Section 4, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

          3.15 Disclosure. To the knowledge of the Company, neither this Agreement nor any other written information or certificates made or delivered in connection herewith (with the exception of the Company's Information Memorandum, dated August, 1993, as updated and supplemented by the 1994 Operating Budget dated December 17, 1993 (the "Business Plan"), which is covered by the next two sentences of this Section 3.15) contain any untrue statement of a material fact or omit to state a material fact known to the Company necessary to make the statements herein or therein not misleading. The Executive Summary (part I) of the Business Plan represents management's good faith attempt to set forth a reasonably complete and accurate description of the Company's business, business strategies, technology, technology strategies, products, product strategies, strategic relationships, competition, customers, and management and the industry in which the Company operates. The updated projections contained in the 1994 Operating Budget were based on assumptions believed to be reasonable and on the best judgment of management of the Company, which assumptions its management continues to believe to be reasonable; and the Company believes such projections are likely to be achieved, but otherwise no representation or warranty is made with respect to such projections and no guarantee is made that such projections will be achieved.

          3.16 Agreements; Changes.

          (a) Except for this Agreement, the agreements referred to in this Agreement or the Schedules hereto, or employment relationships between the Company and certain shareholders, there are no agreements, understandings or proposed transactions between the Company and any person or entity which is a shareholder, officer or director of the Company, a relative by blood or marriage of, a trust or estate for the benefit of, or a person or entity which directly or indirectly controls, is controlled by, or is under common control with, any such person or entity (hereinafter referred to as a "person or entity associated with the Company").

          (b) Since the Balance Sheet Date, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually presently in excess of $25,000 or in excess of $50,000 in the aggregate, other than in the ordinary course of business, (iii) made any loans or advances to any person, other than in the ordinary course of business, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

          3.17 Taxes. The Company has accurately prepared and timely filed all income tax returns and other tax returns which are required to be filed by it, true and complete copies of which for its fiscal years ended September 30, 1990, 1991 and 1992 have been furnished to the Purchasers, and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to said returns or pursuant to any assessment which has been received by it. No controversy in respect of taxes of any type (including without limitation sales taxes) is pending, or to the best knowledge of the Company, threatened. The income tax returns of the Company have never been audited by any federal or state governmental authority.

          3.18 Employees. There are no material controversies pending or, to the knowledge of the Company, currently threatened between it and any of its employees. To the Company's knowledge and except as disclosed to the Purchasers, no officer or key employee has any present intention of terminating his employment with the Company and the Company has no present intention of terminating any such employment. The Company is not a party to any collective bargaining agreement and, to its knowledge, no organizational efforts are presently being made with respect to any of its employees. The Company has complied in all material respects with all applicable state and federal laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations.

          3.19 Retirement or Welfare Benefit Plan Obligations. The Company has no pension, retirement, welfare benefit or similar plan or obligation, whether of a legally binding nature or in the nature of informal understandings.

          3.20 Books and Records. The minute books of the Company contain accurate summary records of all meetings and written consents to action of the Company's shareholders, the Board and all committees, if any, appointed by the Board. The Company's stock ledger is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company. The books of account and other financial records and the order books, if any, of the Company accurately and completely reflect all material information purported to be shown therein in all material respects.

          3.21 Brokers. Other than its July 16, 1993 agreement with Cowen & Company, as amended as of December 30, 1993 (the "Cowen Agreement"), the Company has no contract, arrangement or understanding with any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement. Upon completion of the offering of a total of 556,155 Shares and payment of the fees specified in the Cowen Agreement with respect thereto, there will be no further obligation to Cowen & Company for fees with respect to the transactions contemplated by this Agreement or any future financing by the Company; provided, that if the Company completes additional financings of up to $2,500,000 within one year following the date of this Agreement, the Company may be responsible for additional fees to Cowen & Company pursuant to the Cowen Agreement.

          3.22 Environmental Liabilities.

          (a) To its knowledge, the Company has no obligations or liabilities, matured or not matured, absolute or contingent, assessed or unassessed, which could reasonably be expected to have a material and adverse effect, and no pending claims have been made against it and no currently outstanding citations or notices including, without limitation, notice letters, information requests or notices of potential responsibility, have been issued against it, which could reasonably be expected to have a material and adverse effect, and which, in the case of any of the foregoing, have been or are imposed by reason of or based upon any provision of any Environmental Laws.

          (b) As used herein, the term "Environmental Laws" shall mean any and all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, or other court or arbitrator, in each case whether of the United States or foreign, regulating, relating to, or imposing liability or standards of conduct concerning any hazardous materials or petroleum products or environmental protection, as now in effect.

          3.23 Knowledge Qualification. As used in this Section 3, all references to information known to the Company shall mean information which was known or, with the exercise of reasonable diligence would have been known, by Lars D. Perkins or any other executive officer of the Company.

     4. Representations and Warranties of the Purchasers. Each of the Purchasers severally represents and warrants to the Company as follows:

          4.1 Authority. Such Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction shown on Schedule A. Any partnership or similar action on the part of such Purchaser necessary for the purchase of Shares and the performance of its obligations hereunder has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by such Purchaser, will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally.

          4.2 Investment Representations. This Agreement is made with each Purchaser upon the understanding as a specific representation to the Company by such Purchaser that:

          (a) the Shares purchased hereunder will be acquired for such Purchaser's own account for investment and not with a view to the distribution of any part thereof, and such Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same;

          (b) such Purchaser acknowledges that such Purchaser has the knowledge and experience in financial and business matters so as to be capable of evaluating the merit and risk of and protecting such Purchaser's own interests in connection with such Purchaser's purchase of Shares, and is able to fend for such Purchaser in the transactions contemplated by this Agreement and has the ability to bear the economic risk of such Purchaser's investment pursuant to this Agreement;

          (c) such Purchaser is not relying upon any representations of the Company in connection with its investment other than the Company's representations contained or referred to in this Agreement;

          (d) such Purchaser believes it has obtained all information that it considers relevant to evaluating the merit and risks of its investment in the Company;

          (e) such Purchaser has specific knowledge and experience with respect to the computer software industry sufficient to enable it to evaluate the validity of the assumptions upon which the projections contained in the Business Plan are based;

          (f) such Purchaser is not relying upon any articles contained in the Business Plan or otherwise made available to it in evaluating the merit and risks of its investment;

          (g) such Purchaser's address set forth in Schedule A is its principal business address, and the sale of the Company's securities to it will not be subject to the securities laws of any jurisdiction other than the United States of America and the Commonwealth of Massachusetts;

          (h) such Purchaser is an institutional investor, as defined in 950 CMR 14.401;

          (i) such Purchaser is an accredited investor, as defined in Rule 501 promulgated by the Commission (as defined in Section 8.1); and

          (j) such Purchaser understands that such Shares are characterized as "restricted securities" under the federal securities laws and certain state securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act (as defined in Section 8.1) and those state securities laws only in certain limited circumstances. In this connection, such Purchaser represents that such Purchaser is familiar with Rule 144 promulgated by the Commission, as presently in effect, understands the resale limitations imposed thereby and by the Securities Act, and is aware that the Company is under no obligation to create a public market for its securities.

Notwithstanding the foregoing provisions of this Section 4.2, nothing herein shall be deemed to constitute a waiver by any of the Purchasers of the representations, warranties or covenants of the Company contained or referred to in this Agreement or of Lars D. Perkins contained in Exhibit J hereto.

          4.3 Brokers. Such Purchaser has no contract, arrangement or understanding with any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement.

     5. Conditions to the Purchasers' Obligations at Closing. The obligation of each Purchaser to purchase Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

          5.1 Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date, subject to changes contemplated by this Agreement; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

          5.2 Opinion of Counsel. The Purchasers shall have received from G. Lamar Crittenden, Jr., counsel to the Company, an opinion, dated as of the Closing Date, substantially in the form attached as Exhibit H hereto.

          5.3 Qualifications. All authorizations, approvals or permits of any governmental authority that are required in connection with the lawful issuance and sale of the Shares under this Agreement shall have been duly obtained and shall be effective.

          5.4 Directors. Effective as of the Closing, the directors shall consist of J. Paul Costello, Lars D. Perkins and A. Bruce Johnston. The Company shall have entered into an indemnification agreement, in the form of Exhibit I hereto, with each such person.

          5.5 Noncompetition Agreements. The agreements referred to in the first sentence of Section 7.10 (with Messrs. Engdahl, Borwick, Guilmartin and Harvey) shall have been entered into and copies thereof delivered to the Purchasers.

          5.6 Perkins Certificate and Agreement. Lars D. Perkins shall have executed and delivered to the Purchasers a certificate in the form of Exhibit J and shall have executed and delivered to the Company an agreement in the form of Exhibit K.

          5.7 Shareholder Agreement; By-Laws. The Purchasers and certain other shareholders of the Company shall have executed and delivered the Shareholder Agreement. The By-Laws shall have been amended to provide for restrictions on transfer of shares of Common Stock in form and substance satisfactory to the Purchasers.

          5.8 Termination of Voting Agreements; Agreement Pertaining to Election of Directors. The voting trust agreement dated February 18, 1988 and the stockholders' voting agreement dated March 30, 1990 shall have been terminated by the parties thereto, and evidence of such terminations shall have been delivered to the Purchasers. The Purchasers and certain other shareholders of the Company shall have executed and delivered the Agreement Pertaining to Election of Directors in the form of Exhibit D.

          5.9 Key Person Insurance. The key person insurance coverage referred to in Section 7.5 shall be in effect, and evidence thereof shall have been delivered to the Purchasers.

          5.10 Stock Plan and Agreement. The Company shall have duly adopted the Stock Plan and related form of option agreement (including vesting provisions) attached as Exhibit L hereto.

          5.11 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and counsel to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     6. Conditions to Obligations of the Company. The obligations of the Company to sell and issue the Shares at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions:

          6.1 Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Purchasers in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date, and the Purchasers shall have performed all obligations and conditions herein required to be performed by them on or prior to the Closing Date.

          6.2 Qualifications. All authorizations, approvals or permits of any governmental authority that are required in connection with the lawful issuance and sale of the Shares under this Agreement shall have been duly obtained and shall be effective.

          6.3 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

     7. Covenants of the Company or the Purchasers. The Company and the Purchasers, in the case of Section 7.3, hereby covenant and agree as follows:

          7.1 Financial Information. The Company will furnish the following reports to the persons indicated:

          (a) Annual Financial Statements. As soon as practicable, but in any event within 60 days after the end of each fiscal year of the Company, a consolidated statement of earnings for such fiscal year, a consolidated balance sheet of the Company as of the end of such year, and a consolidated statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company and reasonably acceptable to the Purchasers, shall be furnished to the Purchasers and to their transferees.

          (b) Audit Reports. As soon as available, copies of all other financial reports submitted to the Company or any

     Subsidiary (as defined in Section 7.14) by independent public accountants, relating to any annual or interim audit of the books of the Company or any Subsidiary, shall be furnished to the Purchasers and to their transferees.

          (c) Monthly and Quarterly Financial Statements. Within 30 days of the end of the first two months of each quarter and within 30 days of the end of each quarter, an unaudited statement of earnings, balance sheet and statement of cash flow and current operating plan of the Company for or as of the end of such month or quarter, as the case may be, in reasonable detail, shall be furnished to the Purchasers.

          (d) Regulatory Filings. Within 10 days after filing, copies of all reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 shall be furnished to the Purchasers and their transferees and, promptly upon request by any Purchaser, the Company shall furnish copies of press releases and other documents that the Company shall have released to the press during the preceding 90 days.

          (e) Litigation. Promptly upon the Company's learning thereof, notice shall be furnished to the Purchasers of (i) any litigation filed against or affecting the Company or any Subsidiary, whether or not covered by insurance, which litigation involves an amount in controversy in excess of $10,000 or which litigation is requesting a specific equitable remedy including, without limitation, an injunction or restraining order, and (ii) the institution of any suit or administrative proceeding which is reasonably expected materially and adversely to affect the business, assets, operations, prospects, employee relations or condition (financial or otherwise) of the Company or any Subsidiary.

          (f) Unbudgeted Costs. Promptly upon the occurrence thereof, notice of any event which has resulted in, or could reasonably be expected to result in, an unanticipated cost to the Company or any Subsidiary in excess of $50,000, including, without limitation, disputes with customers, employees, consultants or creditors or disputes relating to contractual obligations and amendments, modifications or waivers of any such obligation, shall be furnished to the Purchasers.

          (g) Other Information. The Company shall furnish to each Purchaser, and to each transferee or prospective transferee of any Purchaser, such other information relating to the financial condition, business, prospects or corporate affairs of the Company as such Purchaser may from time to time reasonably request; provided, however, that the Company shall not be obligated to provide information which it deems in good faith to be proprietary. Notwithstanding the foregoing provisions of this Section 7.1 or Section 7.2, the Company shall not be obligated to furnish information to or permit inspection by any transferee or prospective transferee of a Purchaser unless such transferee or prospective transferee (i) is a partner or shareholder of such Purchaser, (ii) is a venture capital fund or other entity, in each case which is affiliated with such Purchaser or (iii) holds (or will hold immediately following such transfer) no less than 139,000 Shares (such number to be appropriately adjusted in the event of stock splits, stock combinations, stock dividends or similar recapitalizations) and unless such transferee or prospective transferee shall have agreed in writing to be bound by all of the provisions of this Agreement.

          7.2 Inspection. The Company shall permit each Purchaser, at such Purchaser's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Purchaser upon reasonable notice to the Company; provided, however, that the Company shall not be obligated pursuant to this Section 7.2 to provide access to any information which it reasonably considers to constitute a trade secret or to contain similarly confidential information.

          7.3 Confidentiality of Information. Each Purchaser agrees to maintain the confidentiality of any information obtained by such Purchaser pursuant to Sections 7.1 or 7.2 which may be proprietary to the Company or otherwise confidential and which has not been made available by the Company to the public or to any other third party on a non-confidential basis. Each Purchaser further agrees to use such proprietary and confidential information only to benefit the Company or to monitor such Purchaser's investment in the Company and to make no disclosure thereof to a third party (other than his or its partners, staff and legal and other professional advisers) without the Company's prior written consent (which may be conditioned upon receipt of a similar undertaking by the third party but otherwise shall not be unreasonably withheld).

          7.4 Use of Proceeds. The Company shall use the proceeds from the sale of Shares hereunder as follows:

          (a) $799,470 shall be used to repurchase 135,000 shares of Common Stock from existing shareholders of the Company; and

          (b) $2,704,306.50 (less the fees payable pursuant to the Cowen Agreement) shall be used for general corporate purposes, including repayment of a loan from Costello & Co. in the present principal amount of approximately $25,000.

Pending use for such purposes, said proceeds shall be temporarily invested in short-term interest bearing securities, including U.S. Government securities, shares of money market mutual funds and certificates of deposit and similar instruments of federally or state-chartered banks.

          7.5 Key Person Life Insurance. At all times after the Closing Date, the Company shall use its best efforts to obtain and maintain in force one or more policies of life insurance, naming the Company as beneficiary, on the life of Lars D. Perkins in the aggregate face amount of no less than $3,500,000.

          7.6 Certain Transactions. The Company agrees that it will not enter into any transaction or agreement (other than normal compensation arrangements, which are subject to Section 7.11), including without limitation any lease or other rental or purchase agreement or any agreement providing for loans or extensions of credit by or to the Company, or any modification of any of the foregoing, ("contract") with any "person or entity associated with the Company" as defined in Section 3.16, or with respect to which any such person or entity has or is to have a direct or indirect material interest, unless such contract (i) has been effected on an arm's length basis and is on terms and conditions no less favorable to the Company than could be obtained from persons or entities not associated with the Company and (ii) has been approved by no less than a majority of the number of directors constituting the whole Board (excluding, if a director, any such person associated with the Company and having such an interest in the contract in question) or unless such contract was in effect on the date hereof and previously disclosed to the Purchasers or unless such contract is non-material and in the ordinary course of business. For purposes hereof, a contract shall be deemed to be non-material if it and all other contracts (excluding, for this purpose, compensation under employment contracts and other compensation arrangements) between the Company and the person or entity in question do not involve payment by or to the Company during any fiscal year of more than $25,000.

          7.7 Assignment of Inventions/Confidentiality Agreements. Except as otherwise provided by the Board in a particular case, the Company will use its best efforts to enter into an assignment of inventions/confidentiality agreement in substantially the form of

Exhibit G hereto with each of its current and future officers and management, technical or professional employees.

          7.8 Director's Fees. Commencing on the Closing Date, the Company will pay to each Purchaser-affiliated director or such director's designee an annual director's fee in a reasonable amount, but no less than 5% of the total compensation of the chief executive officer of the Company for the period in question. The Company will also promptly reimburse all reasonable out-of-pocket expenses incurred by each such Purchaser-affiliated director in connection with attending meetings of the Board or expenses directly incurred in connection with conducting business of the Company at its request.

          7.9 Negative Covenants. The Company shall not, without the prior consent or approval of the holders of at least 51% of the Registrable Securities (as defined in Section 8.1) then outstanding:

               (i) engage in any business other than its business as now conducted and as currently proposed to be conducted (as evidenced by the Business Plan); or

               (ii) grant any registration rights to any other holders or prospective holders of its securities which are superior in any material way to the registration rights under Section 8 hereof; provided, that nothing herein shall prohibit the Company's grant of registration rights, including those granted to holders of Management Stock (as defined in Section 8.2(c)), on a pari passu basis with those granted the Purchasers.

          7.10 Non-Competition of Certain Key Employees. The Company will use its best efforts to cause George E. Engdahl, Charles A. Borwick, Christopher M. Guilmartin, F. L. Harvey and such other key employees of the Company as are determined from time to time by the Board (referred to herein as "Key Employees") to enter into an agreement with the Company containing covenants substantially similar to the following provisions of this Section 7.10, subject to any modifications deemed appropriate by the Company's counsel to comply with local law. Unless waived by a disinterested majority of the Board, the Key Employee shall not, during the period of such Key Employee's employment by the Company and (provided, in the case of a Company Election as hereinafter described, that the Company pays the Key Employee the Severance Payments (as hereinafter defined)), for the period specified in the Company Election following the termination of such employment by the Company for any reason whatsoever, (i) directly or indirectly engage in any Competitive Business (as hereinafter defined), whether such engagement shall be as an employer, officer, director, owner, employee, consultant, stockholder, partner or other participant in any Competitive Business, (ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i), (iii) induce employees of the Company or its subsidiaries to terminate their employment with the Company or such affiliate or subsidiary or engage in any Competitive Business or (iv) employ any employees of the Company in any entity affiliated or associated with the Key Employee. The term "Competitive Business" means and includes any business or activity in which the Company is at the time of such termination actively engaged (or has been actively engaged at any time during Key Employee's employment with the Company or, at the time of such termination, has such engagement under active consideration, by the Board) within any geographic area in which the Company is at such time or during such employment has been actively conducting such business or activity or within any geographic area as to which the Board is at the time of such termination actively considering expansion of such business or activity; provided, however, that the ownership of no more than 2% of the outstanding capital stock of a corporation traded on a national securities exchange or the over-the-counter market shall not be deemed engaging in a Competitive Business. In the event of termination of employment of a Key Employee for any reason, the Company may, at its option, within 30 days make an election (the "Company Election") specifying the number of months (not more than 24) during which the Key Employee must refrain from the actions described in (i) - (iv) above, and so notify the Key Employee; and the Company shall make payments to the Key Employee, monthly in arrears, at a rate equal to such percentage of the base salary of the Key Employee in effect at the time of such termination as the Board shall have approved for the severance agreement with such Key Employee (the "Severance Payments") and for the number of months so specified in the Company Election; provided, that the amount of the Severance Payment for any such month may be offset by the amount, if any, of severance or other termination payments by the Company to the Key Employee with respect to such month (with appropriate proration over a period of 12 months of any lump sum severance or other termination payments to the Key Employee). The Company agrees to use its best efforts to cause, on or before February 15, 1994, each direct sales employee of the Company to enter into an agreement of the type described in this Section 7.10.

          7.11 Management Compensation. Compensation (including salary, bonuses, fringe benefits and stock awards) paid by the Company to its officers shall be established by a compensation committee of the Board, a majority of the members of which shall be directors who are not employed by the Company in any capacity and shall include each member of the Board affiliated with a Purchaser who wishes to be a member of such committee.

          7.12 Indemnification. The Articles of Organization or By-laws of the Company shall at all times during which any affiliate of any Purchaser serves as a member of the Board provide for limitations on the liability of the directors and indemnification of the directors to the fullest extent permitted under applicable law and in a manner satisfactory to such Purchaser. To the extent not prohibited by law, in the event that any Holder who is a director of the Company or any affiliate of a Holder who is a director of the Company shall be made or threatened to be made a party to any action, suit or proceeding with respect to which such Holder or director may be entitled to indemnification by the Company pursuant to this Agreement or the By-Laws, or otherwise, such director shall be entitled to be represented in such action, suit or proceeding by counsel of its choice and the expenses of such representation shall be reimbursed by the Company as provided in or authorized under this Agreement or the By-Laws or other provision, as presently in effect (whether or not the By-Laws or other provision is hereafter amended). The Company will use its best efforts to obtain, within one year of the Closing Date, and thereafter maintain in effect directors' and officers' liability insurance in an amount of at least $1,000,000 per occurrence, provided the same may be obtained at reasonable cost, as determined by the Board.

          7.13 Capital Expenditures. The Company will not, without the approval of the Board, make any expenditures for fixed or capital assets, or any commitments for such expenditures, exceeding an amount of $50,000 for any one such expenditure or series of related expenditures.

          7.14 Indebtedness. The Company will not become indebted or create, incur, assume or be liable in any manner in respect of, or suffer to exist, without the prior approval of the Board, any new or additional long-term indebtedness, standby letter of credit or similar loan which, for any one such borrowing or series of related borrowings, is in excess of $100,000.

          7.15 Future Financings.

               (a) Right of First Refusal. The Company grants to each Purchaser the right of first refusal to purchase such Purchaser's pro-rata share, as defined below, of any equity securities of the Company, including shares of the Common Stock or securities of any type convertible into, or entitling the holder thereof to purchase shares of, Common Stock, proposed to be issued by the Company subsequent to the date hereof (such securities being hereafter referred to in this Section 7.15 as the "Securities"). Such Purchaser's "pro-rata share" shall be that portion of the Securities proposed to be issued which bears the same relation to all of the Securities proposed to be issued as the number of shares of Common Stock held by the Purchaser bears to the number of shares of Common Stock outstanding (assuming, for purposes of calculating such numbers of shares of Common Stock, the conversion of all outstanding securities which are convertible into Common Stock, the exercise of the vested portions of all outstanding options of Common Stock which have been granted to purchase Employee Reserved Shares, and the exercise of all outstanding options or warrants to purchase capital stock of the Company other than Employee Reserved Shares), all determined immediately prior to the offering of the Securities.

               (b) Notice. In the event that the Company proposes to issue Securities, it shall deliver to each Purchaser written notice of its intention, describing such Securities, specifying such Purchaser's pro-rata share and stating the purchase price and other terms upon which it proposes to issue the same (the "Option Notice"). For a period of 20 days from the receipt of the Option Notice, each Purchaser shall have the right to elect, by written notice to the Company, to purchase all or any portion of such Purchaser's pro-rata share of the Securities described in the Option Notice. In the event a Purchaser fails to exercise such Purchaser's rights of first refusal within the specified period, or such

Purchaser elects to acquire less than such Purchaser's aggregate pro-rata shares pursuant to the exercise of such right, then, during the 90 day period following the expiration of such 20 day period, the Company may sell, free of any right of first refusal on such Purchaser's part, the portion of such Purchaser's pro-rata share not purchased pursuant to such right of first refusal, upon the same terms specified in the Option Notice.

               (c) Exceptions. The right of first refusal granted under this
Section 7.15 shall not apply to (i) the issuance of Employee Reserved Shares;
(ii) the issuance of Purchaser Reserved Shares; (iii) any Securities offered in a registered public offering; and (iv) the issuance of Securities upon a stock split or stock dividend with respect to the Company's Common Stock. This right of first refusal may not be transferred to a transferee other than a partner of shareholder of a Purchaser or a venture capital fund or other entity, in each case which is affiliated with a Purchaser, unless such transferee holds no less than 139,000 Shares (such number to be appropriately adjusted in the event of stock splits, stock combinations, stock dividends or similar recapitalizations).

          7.16 Subsidiaries. As used herein, the term "Subsidiary" shall mean any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are at the time in question owned by the Company or any other Subsidiary. Except as otherwise approved by the Board, the Company shall have no Subsidiary other than a wholly owned Subsidiary. The provisions of this Section 7 shall, unless the context requires otherwise, apply equally to any Subsidiary.

          7.17 Termination of Covenants. The covenants set forth in this Section 7 (other than those in Sections 7.8, 7.10 and 7.12) shall terminate upon the consummation of an underwritten public offering pursuant to an effective registration statement under the Securities Act, as amended, covering the offer and sale by the Company of common stock to the public which results in aggregate net proceeds to the Company of at least $10,000,000 and an equivalent public offering price per share of Common Stock of at least $18.90 (such amount to be appropriately adjusted in the event of stock splits, stock combinations, stock dividends or similar recapitalizations) (a "Qualified Offering"). If not previously terminated in accordance with this subsection 7.17, the covenants set forth in this Section 7 (other than those set forth in Section 7.8), shall terminate as to the TA Group (as hereinafter defined), or any transferee from any Purchaser or Purchasers, when that Group or transferee ceases to hold in the aggregate at least 139,000 shares (such number to be appropriately adjusted in the event of stock splits, stock combinations, stock dividends or similar recapitalizations) of capital stock of the Company. For purposes of determining the number of shares held by such a transferee, shares of the capital stock of the Company held by persons or entities associated or affiliated with such transferee shall be included. As used herein, the term "TA Group" shall mean and include Advent VII

L.P., Advent Atlantic and Pacific II L.P., Chestnut III Limited Partnership, Chestnut Capital International III Limited Partnership, Advent New York L.P., Advent Industrial II L.P., TA Venture Investors Limited Partnership and any of their respective present or former partners or associated or affiliated persons or entities.

     8.   Registration Rights.

          8.1 Certain Definitions. As used in this Section 8 and elsewhere in this Agreement, the following terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Holder" shall mean any Purchaser so long as such Purchaser holds at least 25% of the Shares purchased by such Purchaser pursuant to this Agreement and/or the Registrable Securities issued upon conversion thereof and any transferee of such Purchaser so long as such transferee holds at least 2% of the outstanding capital stock of the Company and provided such transferee agrees in writing with the Company to hold such stock subject to all the restrictions of this Agreement.

          "Registrable Securities" shall mean (i) the shares of Common Stock issued or issuable upon conversion of the Shares, as provided in the Certificate of Incorporation, as hereafter amended, and
     (ii) any securities issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the securities referred to in subsection (i).

          "Registration Expenses" shall mean all expenses (except for "Selling Expenses" as defined below) incurred by the Company in complying with Sections 8.2 or 8.3 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, reasonable fees and disbursements of counsel for the Company and, subject to Section 8.4, in the case of a registration referred to in subsection 8.2(a) or Section 8.3, the reasonable fees and disbursements of one counsel for the selling shareholders.

          The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

          "Registration Statement" shall mean a registration statement on Form S-1 or Form S-3 filed by the Company with the Commission for a public offering and sale of securities of the Company.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Shares pursuant to Sections 8.2 or
     8.3 and all fees and disbursements of counsel for the selling shareholders not included in Registration Expenses.

          8.2  Required Registrations.

          (a) If at any time at least six months after the effective date of its initial public offering (the "Initial Public Offering") the Company shall be requested in writing by the Holder(s) of more than 50% of the outstanding shares of Registrable Securities to effect the registration under the Securities Act of an offering of outstanding shares of Registrable Securities, the Company shall promptly give written notice of such proposed registration to all record Holders of Registrable Securities. Such Holders shall have the right, by giving written notice to the Company within 30 days from receipt of the Company's notice, to elect to have included in such registration such of their Registrable Securities as such Holders may request in such notice of election. Thereupon, the Company shall, as expeditiously as practicable, use its best efforts to effect the registration, on a form of general use under the Securities Act, of all shares of Registrable Securities which the Company has been requested to register. The Company shall not be obligated to cause to become effective more than two registration statements pursuant to which Registrable Securities are sold under this Section 8.2(a) and not more than one such registration statement in any consecutive 12-month period.

          Notwithstanding the foregoing, if the Company shall furnish to the Holders of Registrable Securities requesting registration pursuant to this
     Section 8.2(a) a certificate signed by the President of the Company stating that the Board has made the good faith judgment that it would be detrimental to the Company and its shareholders for such registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file and cause to become effective such registration statement may be deferred for a period which shall not exceed 90 days. This deferral right may not be exercised by the Company on more than one occasion for each registration pursuant to this Section 8.2(a).

          (b) At such time as the Company shall have qualified for the use of Form S-3 (but in no event after the expiration of five years from the effective date of the Initial Public Offering), as the case may be (or any similar form or forms promulgated by the Commission), the Holders of Registrable Securities shall each have the right to request an unlimited number of registrations on Form S-3 or such similar form, as the case may be (collectively, "Form S-3"). The Company shall give prompt written notice of each such proposed registration to all other record Holders of Registrable Securities. Such Holders shall have the right, by giving written notice to the Company within 30 days from receipt of the Company's notice, to elect to have included in such registration such of their Registrable Securities as such Holders may request in such notice of election. Thereupon, the Company shall, as expeditiously as practicable, use its best efforts to effect the registration, on Form S-3, of all shares of Registrable Securities which the Company has been requested to register; provided, however, that the Company shall not be obligated to file and cause to become effective (i) more than one registration under Section 8.2(b) in any one twelve-month period or (ii) any Registration Statement on Form S-3 where the proposed aggregate offering price of the Registrable Securities to be sold thereunder is less than $1,000,000. Registrations effected pursuant to this
     Section 8.2(b) shall not be counted as required registrations pursuant to
     Section 8.2(a) hereof.

          (c) The Company may include in a registration requested under this
     Section 8.2 (i) any authorized but unissued shares of Common Stock for sale by the Company, and (ii) any shares of its Common Stock held by present or former employees, consultants, directors or other advisers of the Company or of Massachusetts MicroTrac and with respect to which registration rights have been granted by the Company ("Management Stock"); provided, however, that such shares shall not be included to the extent that the underwriter of the shares so proposed to be registered (if the offering is underwritten) or, if the offering is not underwritten, the Holders of a majority of the shares of Registrable Securities included therein determine in good faith that the inclusion of such shares will interfere with the successful marketing of the shares of Registrable Securities to be included therein. If the offering to which a registration statement under this Section 8.2 relates is an underwritten offering, and if, after all shares of Common Stock proposed to be offered by the Company and all such shares of Management Stock have been excluded from such registration, a greater number of shares of Registrable Securities is offered for participation in such underwriting than in the opinion of the managing underwriter can be accommodated without adversely affecting the underwriting, the amount of Registrable Securities proposed to be offered in the underwriting shall be reduced, pro-rata (based upon the amount of Registrable Securities owned) among all Holders participating in such registration, to a number deemed satisfactory by the managing underwriter; provided, however, that for purposes of making any such reduction, with respect to each Purchaser, the partners and retired partners of such Purchaser, the estates and family members of any such partners and retired partners and their spouses, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder" of Registrable Securities, and any pro-rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares of Registrable Securities owned by all entities and individuals included in such "Holder", as defined in this provision.

          8.3  Incidental Registrations.

          (a) If at any time or from time to time the Company shall determine to register an offering of any of its Common Stock, for its own account or for the account of any of its shareholders (other than the Holders), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction or any Rule adopted by the Commission in substitution therefor or in amendment thereto, or a registration on any registration form which does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of Registrable Securities, the Company will:

               (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws); and

               (ii) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities and Management Stock specified in a written request or requests received by the Company within twenty (20) days after the giving of such written notice by the Company, by any Holder or Holders and/or Holders of Management Stock, subject to the limitations set forth in Section 8.3(b).

          (b) If the registration of which the Company gives notice is for a registered public offering involving an underwritten public offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.3(a)(i). In such event the right of any Holder to registration pursuant to this Section 8.3 shall be conditioned upon such Holder's participation in such underwritten public offering and the inclusion of such Holder's Registrable Securities in the underwritten public offering to the extent provided herein. All Holders proposing to distribute their securities through such underwritten public offering shall (together with the Company and the other Holders distributing their securities through such underwritten public offering) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten public offering by the Company. Notwithstanding any other provision of this Section 8.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, all shares to be sold by the Company shall be included in such offering before any Registrable Securities are so included, and further, the underwriter otherwise may limit the number of Registrable Securities to be included in the registration and underwritten public offering. The Company shall so advise all Holders (except those Holders who have not elected to distribute any of their Registrable Securities through such underwritten public offering), and the number of shares of Registrable

     Securities and shares of Management Stock that may be included in the registration and underwritten public offering shall be allocated among such Holders and holders of Management Stock in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and shares of Management Stock owned by such Holders and holders of Management Stock at the time of filing the Registration Statement. No Registrable Securities or shares of Management Stock excluded from the underwritten public offering by reason of the underwriter's marketing limitation shall be included in such registration. If the terms of any such underwritten public offering differ materially from the terms (including range of offering price) previously communicated to any Holder, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, which notice, to be effective, must be received by the Company at least two
     (2) business days before the anticipated effective date of the Registration Statement. In the event that the contemplated sale does not involve an underwritten public offering and a determination that the inclusion of the Registrable Securities adversely affects the marketing of the shares shall be made by the Board in its good faith discretion, then no Registrable Securities are required hereby to be included in the contemplated sale.

          (c) The Company may at any time withdraw or abandon any Registration Statement which triggers the provisions of this Section 8.3 without any liability to the Holders.

          8.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification and compliance pursuant to subsection 8.2(b) and Section 8.3 and the first registration, qualification and compliance pursuant to subsection 8.2(a) shall be borne by the Company. All Selling Expenses incurred in connection with any such registration and the Registration Expenses incurred in connection with the second registration, qualification and compliance pursuant to subsection 8.2 (a) shall be borne by the selling Holders on a pro rata basis. If, notwithstanding this Agreement, applicable authorities in any state wherein Registrable Securities are to be sold require an allocation of Registration Expenses, each Holder agrees to pay its apportioned share thereof.

          8.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will:

          (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, and use its best efforts in good faith to cause such Registration Statement to become and remain effective as provided herein;

          (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus included in such Registration Statement as may be necessary or advisable to comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement or as may be necessary to keep such Registration Statement effective and current, but for no longer than nine (9) months subsequent to the effective date of such registration;

          (c) furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as any such seller may reasonably request in order to facilitate the disposition of the Registrable Securities held by such seller;

          (d) enter into such customary agreements and take all such other action in connection therewith as any Holder may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (e) use its best efforts in good faith to register and qualify the Registrable Securities covered by such Registration Statement under such securities or Blue Sky laws of such jurisdictions as any selling Holder on behalf of itself or any other selling Holder shall reasonably request and do any and all such other acts and things as may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities held by such selling Holder; provided, however that the Company shall not be required in connection therewith to qualify to do business or file a general consent to service of process in any such jurisdiction; and

          (f) furnish to each prospective selling Holder a signed counterpart, addressed to the prospective selling Holders, of (i) an opinion of counsel for the Company, dated the effective date of the Registration Statement, and (ii), to the extent available to selling stockholders from the independent auditors of the Company, a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the Registration Statement, covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the "comfort" letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in "comfort" letters delivered to the underwriters in underwritten public offerings of securities.

          Notwithstanding the foregoing provisions of this Section 8.5, (1) the Holders of Registrable Securities included in any Registration Statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such Registration Statement or prospectus; but the obligations of the Company with respect to maintaining any Registration Statement current and effective shall be extended by a period of days equal to the period such suspension is in effect; and (2) at the end of any period during which the Company is obligated to keep any Registration Statement current and effective as provided by this Section
     8.5 (and any extensions thereof required by the preceding paragraph (1) of this Section 8.5), the Holders of Registrable Securities included in such Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

          8.6  Indemnification.

          (a) The Company will indemnify each Holder, each of the officers, directors and partners of such Holder, and each person controlling such Holder, if Registrable Securities held by such Holder are included in the securities with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter of such Registrable Securities, if any, and each person who controls such underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Registration Statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse such Holder, each of the officers, directors and partners of such Holder, and each person controlling such Holder, such underwriter and each person who controls such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to a Holder or underwriter in any such case to the extent that such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission made in reliance upon and in conformance with written information furnished to the Company by or on behalf of such Holder or underwriter and which was furnished specifically for the purpose of being used therein or (ii) a failure by any Holder to deliver a final prospectus to its transferee if any material change has been made to the preliminary prospectus.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such registration, qualification or compliance, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other Holder, each of the officers, directors and partners of each such other Holder and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such other Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and which was furnished specifically for the purpose of being used therein; provided, however, that the liability of such Holder under this Section 8.6 shall be limited to an amount equal to the proceeds to such Holder of Registrable Securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 8.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party, at such party's expense, to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (except for the payment of fees, costs and expenses provided for below), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding the election of the Indemnifying Party to assume the defense of any such claim or litigation, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim or litigation, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of the counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such claim or litigation include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party); (iii) in the exercise of the Indemnified Party's reasonable judgment, the Indemnifying Party shall not have employed satisfactory counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such claim or litigation; or (iv) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party. The Indemnified Party shall not settle any such claim or litigation without the consent of the Indemnifying Party.

          8.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company in writing such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          8.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Company's capital stock to the public without registration, at all times after 90 days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing that Holder to sell any such securities without registration.

          8.9 Market "Stand-off" Agreement. The Holders, if requested by the Company and an underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any common stock (or other securities) of the Company held by Holders during the 90-day period following the effective date of the first two Registration Statements (except for any securities of the Company sold pursuant to such Registration Statement) of the Company filed under the Securities Act; provided, that all Holders holding more than two percent of the outstanding capital stock of the Company and all officers and directors of the Company enter into similar agreements. Such agreement shall be in writing in form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such 90-day period.

          8.10 Termination. The covenants set forth in this Section 8 (other than those relating to registrations commenced prior to the termination date herein set forth) shall terminate on the eighth anniversary of the Initial Public Offering.

     9.   Transfer of Shares.

          9.1 Procedures. Transfer of the Shares issued pursuant to this Agreement shall be made only on the books of the Company, respectively, by the holders of record thereof or by their legal representatives who shall furnish proper evidence of authority to transfer, or by their attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Company, subject to the restrictions, if any, set forth in the By-Laws and
Section 9.2 hereof. The holder in whose name the Shares stand on the books of the Company shall be deemed by the Company to be owner thereof for all purposes.

          9.2 Restrictive Legends. Each certificate evidencing Shares issued or sold under this Agreement shall contain or otherwise be imprinted with suitable legends in substantially the following form:

          "This security has not been registered under the Securities Act of 1933 or any state securities act, and has been acquired for investment and not with view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended.

          This security is subject to transfer restrictions contained in a certain Stock Purchase Agreement dated January 5, 1994, and no transfer of the security shall be made unless the conditions specified in said Agreement have been fulfilled. A copy of said Agreement is on file and available for inspection at the principal offices of the Company."

     The Company is hereby authorized to place "stop transfer" instructions on its records or to instruct any transfer agent to prevent the transfer of Shares except in conformity with this Agreement.

          9.3 Securities Law Compliance. No Purchaser or transferee shall transfer any Shares or Common Stock issued upon conversion thereof or securities issued with respect thereto until such holder has first given written notice to the Company describing briefly the manner of any such proposed transfer and until (i) the Company has received from the holder's counsel an opinion (reasonably satisfactory in form and substance to the Company's counsel) that such transfer can be made without compliance with the registration provisions of the Securities Act or any state securities act and without the necessity of perfection of an exemption pursuant to Regulation A adopted pursuant to said Securities Act; or (ii) the Company and the holder shall have complied with Commission Rule 144 and applicable state securities act requirements, or (iii) a registration statement covering such securities filed by the Company is declared effective by the Commission and governing state securities act authorities or steps necessary to perfect exemptions from such registration are completed.

     10.  Miscellaneous.

          10.1 Costs and Expenses. In connection with this Agreement and the transactions described herein, the Company agrees to pay the fees and costs (not in excess of $30,000 in the aggregate) of Hill & Barlow, a Professional Corporation, special counsel to the Purchasers with respect to this transaction.

          10.2 Successors and Assigns. All covenants and agreements contained in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties, except as otherwise provided in Sections 7 and 8.

          10.3 Governing Law. The internal laws of The Commonwealth of Massachusetts (regardless of conflict of laws principles) shall govern all issues concerning the construction, validity and interpretation of this Agreement.

          10.4 Survival. The representations and warranties of the Company contained in Section 3 of this Agreement shall survive the Closing for a period of one year; and thereafter no action, suit or claim shall be brought by any Purchaser alleging any misrepresentation, untruthfulness, fraud, breach or other claim based upon the subject matter of such representations or warranties, and any such action, suit or claim shall be forever barred; provided, however, that an action or suit based upon a claim presented (by written notice to the Company) within such one year period may be brought at any time within 18 months following the Closing Date; and provided, further, that any action based upon common law fraud may be brought within three years after the Closing Date and thereafter shall be barred.

          10.5 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto or contemplated hereby constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except that such amendment, waiver, discharge or termination may be effected by a written instrument signed by the Company and the holders of at least 75% of the Shares then issued and outstanding.

          10.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be made by hand delivery, first-class mail (registered or certified, return receipt requested), telecopier, or overnight air courier guaranteeing next day delivery, addressed as follows: (a) if to a Purchaser, at such Purchaser's address shown on Schedule A hereto, with a copy to Thomas C. Chase, Esq., Hill & Barlow, a Professional Corporation, One International Place, Boston, Massachusetts 02110, (b) if to any other Holder, at such address as such Holder shall have furnished to the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such Shares who has so furnished an address to the Company, and (c) if to the Company, at MicroTrac Systems, Inc., One Dedham Place, Dedham, Massachusetts 02026, Attention:
President, with a copy to G. Lamar Crittenden, Jr., Esq., Westwood Business Centre, 690 Canton Street, Westwood, Massachusetts 02090, or to such other address as the party receiving such notice shall have properly designated to the other party hereto in writing. Each such notice shall be deemed given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          10.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of the Shares upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

          10.8 Counterparts. This Agreement may be executed in any number of counterparts, some of which may have signature pages differing as to form, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

          10.9 Severability. If any provision of this Agreement, or its application to any person or circumstances, is invalid or unenforceable, then the remainder of this Agreement or the application of such provision to other persons or circumstances, shall not be affected thereby. Further, if any provision or application hereof is invalid or unenforceable then a suitable and equitable provision shall be substituted therefor in order to carry out so far as may be valid or enforceable the intent and purposes of the invalid and unenforceable provision.

          10.10 Captions. Captions and headings used herein are for convenience of reference only and shall not limit or control the meaning of any provisions hereof.

     The foregoing Agreement is hereby executed under seal as of the date first above written.

                                        MICROTRAC SYSTEMS INC.

                                        By: /s/ Lars D. Perkins
                                           -------------------------------------
                                           President

                                   Purchasers:

ADVENT NEW YORK, L.P.                     ADVENT VII L.P.

By: TA Associates VI L.P.,                By: TA Associates VII L.P.,
    its general partner                       its general partner
By: TA Associates, Inc.,                  By: TA Associates, Inc.,
    its general partner                       its general partner



By: /s/ Brian J. Conway                   By: /s/ Brian J. Conway
   -----------------------------------       -----------------------------------
   Managing Director                         Managing Director

ADVENT INDUSTRIAL II L.P.                 ADVENT ATLANTIC AND PACIFIC II L.P.

By: TA Associates VI L.P.,                By: TA Associates AAP II Partners,
    its general partner                       its general partner

By: TA Associates, Inc.,                  By: TA Associates, Inc.,
    its general partner                       its general partner



By: /s/ Brian J. Conway                   By: /s/ Brian J. Conway
   -----------------------------------       -----------------------------------
   Managing Director                         Managing Director

TA VENTURE INVESTORS LIMITED PARTNERSHIP  CHESTNUT III LIMITED PARTNERSHIP
                                          By: TA Associates VI L.P.
                                              Attorney-in-Fact
                                          By: TA Associates, Inc.
                                              its general partner

By: /s/ Brian J. Conway                   By: /s/ Brian J. Conway
   -----------------------------------       -----------------------------------
   General Partner                           Managing Director

                          CHESTNUT CAPITAL INTERNATIONAL
                             III LIMITED PARTNERSHIP

                         By: TA Associates VI L.P.
                             Attorney-in-Fact

                         By: TA Associates,Inc.,
                             its general partner

                         By: /s/ Brian J. Conway
                            -----------------------------------
                            Managing Director

                                   SCHEDULE A

                                   Purchasers

                                                   Number of
                                 Type of           Shares to be    Purchase
Name and Address                 Entity             Purchased       Price
- ----------------                 ------             ---------       -----
Advent VII L.P.                  Delaware           370,770        $2,335,851.0C
High Street Tower                limited
Suite 2500                       partnership
125 High Street
Boston, MA 02110
Attn: A. Bruce Johnston
Telephone: (617) 574-6700
Telecopier: (617) 574-6728

Advent Atlantic and              Delaware            76,542        $  482,214.60
  Pacific II L.P.                limited
High Street Tower                partnership
Suite 2500
125 High Street
Boston, MA 02110
Attn: A. Bruce Johnston
Telephone: (617) 574-6700
Telecopier: (617) 574-6728

Chestnut III Limited             Ontario,            28,951        $  182,391.30
  Partnership                    Canada
High Street Tower                limited
Suite 2500                       partnership
125 High Street
Boston, MA 02110
Attn: A. Bruce Johnston
Telephone: (617) 574-6700
Telecopier: (617) 574-6728

Chestnut Capital                 Bermuda              9,658        $   60,845.40
  International III              limited
  Limited Partnership            partnership
High Street Tower
Suite 2500
125 High Street
Boston, MA 02110
Attn: A. Bruce Johnston
Telephone: (617) 574-6700
Telecopier: (617) 574-6728

                              SCHEDULE A Continued


Advent New York L.P.             Delaware            37,077        $  233,585.10
High Street Tower                limited
Suite 2500                       partnership
125 High Street
Boston, MA 02110
Attn: A. Bruce Johnston
Telephone: (617) 574-6700
Telecopier: (617) 574-6728

Advent Industrial II L.P.        Delaware            27,595        $  173,848.50
High Street Tower                limited
Suite 2500                       partnership
125 High Street
Boston, MA 02110
Attn: A. Bruce Johnston
Telephone: (617) 574-6700
Telecopier: (617) 574-6728

TA Venture Investors Limited     Delaware             5,562        $   35,040.60
 Partnership                     limited
High Street Tower                partnership
Suite 2500
125 High Street
Boston, MA 02110
Attn: A. Bruce Johnston
Telephone: (617) 574-6700
Telecopier: (617) 574-6728

                                                    -------        -------------

                                 TOTALS             556,155        $3,503,776.50

                      AMENDMENT TO STOCK PURCHASE AGREEMENT

         This Amendment to Stock Purchase Agreement (the "Amendment") entered into as of May 9, 1996 by and among Restrac, Inc. (the "Company") and each of the entities listed on Schedule A hereto (collectively, the "Purchasers") amends that certain Stock Purchase Agreement dated January 5, 1994 by and among the Company and the Purchasers (the "Stock Purchase Agreement") as follows:

         For good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Purchasers agree that Section 7.8 of the Stock Purchase Agreement, relating to the payment of an annual director's fee to Purchaser-affiliated directors and the reimbursement of reasonable out-of-pocket expenses incurred by each director in connection with attending meetings of the Board of Directors or expenses directly incurred in connection with conducting business of the Company at the Company's request, be terminated in its entirety upon the consummation of a Qualified Offering (as defined in the Stock Purchase Agreement).

         The foregoing Amendment is hereby executed as of the date first written above.

                                                 RESTRAC, INC

                                                 /s/ Lars D. Perkins
                                                 ------------------------------
                                                 By: Lars D. Perkins
                                                 Title: President and CEO

                                                 PURCHASERS:

                                                 Advent VII L.P.

                                                 By:   TA Associates VII L.P.,
                                                           its General Partner

                                                 By:   TA Associates, Inc.,
                                                           its General Partner

                                             By: /s/ A. Bruce Johnston
                                                 ------------------------------

                                         Advent Atlantic and Pacific II L.P.

                                         By:   TA Associates AAP II Partners,
                                                   its General Partner

                                         By:   TA Associates, Inc.,
                                                   its General Partner

                                         By:     /s/ A. Bruce Johnston
                                                 ------------------------------

                                         Advent New York L.P.

                                         By:   TA Associates VI L.P.,
                                                   its General Partner

                                         By:   TA Associates, Inc.,
                                                   its General Partner

                                         By:     /s/ A. Bruce Johnston
                                                 ------------------------------

                                         Advent Industrial II L.P.

                                         By:   TA Associates VI L.P.,
                                                   its General Partner

                                         By:   TA Associates, Inc.,
                                                   its General Partner

                                         By:     /s/ A. Bruce Johnston
                                                 ------------------------------

                                      Chestnut Capital International III
                                         Limited Partnership

                                      By:   TA Associates VI L.P.,
                                                its Attorney-in-Fact

                                      By:   TA Associates, Inc.,
                                                its General Partner

                                      By:     /s/ A. Bruce Johnston
                                              ------------------------------

                                      Chestnut III Limited Partnership

                                      By:   TA Associates VI L.P.,
                                                its Attorney-in-Fact

                                      By:   TA Associates, Inc.,
                                                its General Partner

                                      By:     /s/ A. Bruce Johnston
                                              ------------------------------

                                      TA Venture Investors Limited Partnership

                                      By:     /s/ A. Bruce Johnston
                                              ------------------------------

                                   SCHEDULE A

Advent VII L.P.
Advent Atlantic and Pacific II L.P.
Advent New York L.P.
Advent Industrial II L.P.
Chestnut Capital International III Limited Partnership
Chestnut III Limited Partnership
TA Venture Investors Limited Partnership